Exhibit 99.1

Unless the context indicates otherwise, references in this exhibit to the “Company,” “WhiteFiber” “we,” “us,” “our” and similar terms refer to WhiteFiber, Inc. and its combined subsidiaries.

Risks Related to WhiteFiber’s Cloud Services and Data Center Operations

We are at an early stage of development of our business, currently have limited sources of revenue, and may not become profitable in the future.

We are subject to the risks and uncertainties of a new business, with limited sources of revenue. The Company began generating revenue from cloud services in Iceland in January 2024. Accordingly, we have only a limited history upon which an evaluation of our prospects and future performance can be made.

As we grow and develop as a business, we are attempting to reduce the impact of variability on our revenue and colocation costs by entering into long-term contracts at each site. In our data center services, as of August 2025, our contracts with our 14 customers range from month to month to 60 months. In our cloud services business, we provide cloud infrastructure for highly scalable Graphic Processing Units (“GPUs”) accelerated applications, or GPU clusters, to our customers under contracts spanning from month to month to 36 months. As these are new services in the industry, the value and longevity of the GPUs remain uncertain in this rapidly evolving market. Given that we have only a limited history of operating a colocation data center, the long-term profitability of these contracts cannot be presently determined. If we are unable to successfully implement our development plan or to increase our generation of revenue, we will not remain profitable in the future.

We intend to continue scaling our Company to increase our customer base and implement initiatives, including new business lines and global expansion. These efforts may prove more expensive than we currently anticipate. We may be unable to secure the required financing which may not result in increased revenue or profitability in the short term or at all. We will also incur increased compliance costs associated with growth, expanding our customer base, and being a public company. Our efforts to grow our business may be costlier than we expect, or the revenue growth rate may be slower than we expect. As we pivot towards new markets such as cloud services and colocation data center operations, we realize that our limited experience in these areas may impact our ability to accurately assess our prospects. The likelihood of our success must be considered in light of the expenses, difficulties, complications, problems and delays frequently encountered in connection with the expansion of a business, operating a business in a competitive industry, and the continued development of expanding our customer base. There can be no assurance that we will operate profitably in the future.

We face intense competition in the data centers operations and may not be able to compete with other companies. If we do not continue to innovate in the design and management of data centers in order to offer innovative solutions to store, process and manage digital information, including artificial intelligence (“AI”) and machine learning (“ML”) applications, to our customers and partners, we may not remain competitive, which could harm our business, financial condition, data centers and operating results.

We may not be able to compete successfully against present or future competitors. We do not have the capital resources to compete with larger providers of similar data centers at this time. Our data centers business environment is rapidly evolving and intensely competitive, and it faces frequent introductions of rival solutions and new technologies. To compete successfully, we must, among other things, accurately anticipate data center technology developments and innovate data centers’ design, management and technologies in a timely manner. As our data centers business evolves, the competitive pressure to innovate will encompass a wider range of technologies and solutions. We must continue to invest significant resources in personnel, technical infrastructure and R&D, including through acquisitions, in order to advance/innovate our data centers. With the limited resources we have available, we may experience difficulties in expanding and improving our data centers. Competition from existing and future competitors, particularly those better capitalized, could result in our inability to secure acquisitions and partnerships that we may need to expand our data centers business in the future. This competition from other entities with greater resources, experience and reputation may result in our failure to maintain or expand our data center business, as we may never be able to successfully execute our business plan. If we are unable to expand and remain competitive, our business could be negatively affected, which would have an adverse effect on the trading price of our Ordinary Shares, which would harm our investors.

Our purchase orders with hardware manufacturers include extended delivery schedules.

We rely on third parties to timely obtain an adequate delivery of hardware. Our purchase orders with hardware manufacturers include extended delivery schedules spanning several months before the hardware is delivered to our facilities. These fluctuations in delivery timelines necessitate careful planning and advanced purchasing strategies to ensure we can acquire hardware well before their anticipated deployment. Failure to adequately plan for such fluctuations could have a material adverse effect on the Company’s business, prospects, results of operations and financial condition.

A curtailment or disruption in energy supply in Iceland, Canada or the U.S. due to regulations and policies implemented by their respective governments, which prioritize energy supply, may cause a substantial disruption or discontinuance of WhiteFiber’s data center operations based in Iceland, Canada or prospectively in the U.S., and therefore impair WhiteFiber’s financial condition or results of operations.

Through WhiteFiber Iceland ehf, the Company established and has been providing cloud services since November 2023, developing a fleet of 256 servers at a third-party data center located in Northern Iceland. Through WhiteFiber’s subsidiary Enovum Data Centers Corp. (“Enovum”) which was acquired in October 2024, we have been operating our data center located in Montreal Canada (MTL-1), and expect to commence operations in the in the fourth quarter of 2025 at MTL-2 and MTL-3. In May 2025, we purchased a former industrial manufacturing building and land outside of Greensboro, North Carolina which we expect to be operational in the first quarter of 2026.

In order to maintain its data center operations, WhiteFiber and its landlord in Iceland and in Montreal will need to acquire sufficient supplies of electricity generated by hydroelectric, geothermal energy and electricity. In addition, WhiteFiber’s data centers need to also maintain reliable and adequate infrastructure and cooling systems to ensure optimal performance.

Currently, Icelandic and Canadian-based data centers and similar facilities, including the ones contracted with the Company, may face significant risks of energy disruption, curtailment or discontinuance due to low water level in Icelandic reservoirs utilized by hydropower plants, which provide hydro-generated energy in the country. In the event of a water shortage, and therefore a shortage of hydro-generated energy, the prioritization framework for Icelandic energy favors residential and certain business uses over data centers and similar facilities. In addition, volcanic eruptions might interrupt the generation of electricity from geothermal energy, as occurred several times in 2023.

In addition, we may be subject to risks and unanticipated costs associated with obtaining power from various utility companies. Utilities that serve our data centers may be dependent on, and sensitive to price increases for, a particular type of fuel, including hydroelectric. In addition, the total cost of delivered electricity could increase as a result of: regulations intended to regulate carbon emissions and other pollutants, ratepayer surcharges related to recovering the cost of extreme weather events and natural disasters (including volcanoes in Iceland and floods in North Carolina), geopolitical conflicts, military conflicts, grid modernization charges, as well as other charges borne by ratepayers. Increases in the cost of power at any of our data centers could put those locations at a competitive disadvantage relative to data centers that are supplied power at a lower price.

Accordingly, the energy supply for WhiteFiber’s data centers may be subject to disruption and could become insufficient to support our operations. WhiteFiber’s financial condition or results of operations may be adversely affected if its WhiteFiber data centers are disrupted or discontinued due to a curtailment or interruption of the energy supply.

Establishing data centers in remote areas may adversely affect our ability to retain staff and increase our compensation costs.

If we establish data centers in areas with lower populations such as Iceland or remote parts of Canada, recruiting and retaining the necessary staff to operate our locations may pose a challenge. When we encounter a relatively low population, the pool of available employees is limited. In addition, some employers have offered significantly higher wages in order to fill vacant positions. This may adversely affect our ability to attract and retain qualified personnel and may increase our employee costs if we have to increase the compensation we pay in response to the market.

WhiteFiber’s data centers could be adversely impacted by climate change.

Severe weather events, such as tornadoes, hurricanes, rain, drought, fire, ice and snowstorms, and high-and low-temperature extremes, occur in regions in which WhiteFiber operates and maintains infrastructure. WhiteFiber’s principal data centers in Iceland and Canada are designed to provide year-round cool weather conditions. Nevertheless climate change could change the frequency and severity of weather events, which may create physical and financial risks to WhiteFiber. Such risks could have an adverse effect on WhiteFiber’s financial condition, results of operations and cash flows. Increases in severe weather conditions or extreme temperatures may cause infrastructure construction projects to be delayed or canceled and limit resources available for such projects resulting in decreased revenue or increased project costs. In addition, drought conditions could restrict the availability of water supplies or limit the ability to obtain water use permits, inhibiting the ability to conduct operations. To date, neither of the Company’s WhiteFiber data centers in Iceland or Canada have experienced any material impacts to its financial condition, results of operations or cash flows due to the physical effects of climate change.

Our failure to accurately predict our facilities’ and data centers’ requirements could have a material adverse effect on our business, financial condition and results of operations.

The costs of building out, leasing and maintaining our facilities and data centers constitute a significant portion of our capital and operating expenses. In order to manage growth and ensure adequate capacity for our new and existing customers while minimizing unnecessary excess capacity costs, we continuously evaluate our short- and long-term data center capacity requirements. If we overestimate our business’ capacity requirements or the demand for our services and therefore secure excess data center capacity, our operating margins could be materially reduced. If we underestimate our data center capacity requirements, we may not be able to service the required or expanding needs of our existing customers and may be required to limit new customer acquisition, which could have a material adverse effect on our business, financial condition and results of operations.

The broader adoption, use, and commercialization of AI technology, and the continued rapid pace of developments in the AI field, are inherently uncertain. Failure by our customers to use our cloud services to support AI use cases in their systems, or our ability to keep up with evolving AI technology requirements and regulatory frameworks, could have a material adverse effect on our business, operating results, financial condition, and future prospects.

As part of our growth strategy, we seek to attract and acquire customers requiring high-performance computing, such as AI, machine learning, and automated decision-making technologies, including proprietary AI algorithms and models (collectively, “AI Technologies”).

AI has been developing at a rapid pace, and continues to evolve and change. As demand continues for AI services, AI providers, including our customers, have sought increased compute capacity to enable advancements in their AI models and service the demands of end users. We cannot predict whether additional computing power will continue to be required to develop larger, more powerful AI models, or if the practical limits of AI technology will plateau in the future regardless of available compute capacity. Further, there have been recent advancements in AI technology, including open-source AI models, that may lead to compute and other efficiencies that may impact the demand for AI services, including our platform, solutions, and services, which may adversely impact our revenue and profitability. In the event that existing scaling laws do not continue to apply as they have in the past, demand by our customers for compute resources, including our solutions and services, may not continue to increase over time, or may decrease if overall demand for AI is impacted by a lack of further technological development. If we are unable to keep up with the changing AI landscape or in developing services to meet our customers’ evolving AI needs, or if the AI landscape does not develop to the extent we or our customers expect, our business, operating results, financial condition, and future prospects may be adversely impacted.

Additionally, we may incur significant costs and experience significant delays in developing new solutions and services or enhancing our current platform to adapt to the changing AI landscape, and may not achieve a return on investment or capitalize on the opportunities presented by demand for AI solutions. Moreover, while AI adoption is likely to continue and may accelerate, the long-term trajectory of this technological trend is uncertain. Further, market acceptance, understanding, and valuation of solutions and services that incorporate AI Technologies are uncertain and the perceived value of AI Technologies used and/or provided by our customers could be inaccurate. If AI is not broadly adopted by enterprises to the extent we expect, or if new use cases do not arise, then our opportunity may be smaller than we expect. Further, if the consumer perception and perceived value of AI Technologies is inaccurate this could have a material adverse effect on our customers, which in turn could have a material adverse effect on our business, operating results, financial condition, and future prospects.

Concerns relating to the responsible use by our customers of new and evolving technologies, such as AI, which are supported by our platform, may result in collateral reputational harm to us. AI may pose emerging ethical issues and if our platform enables customer solutions that draw controversy due to their perceived or actual impact on society, we may experience brand or reputational harm, competitive harm, or legal liability.

Furthermore, the rapid pace of innovation in the field of AI has led to developing and evolving regulatory frameworks globally, which are expected to become increasingly complex as AI continues to evolve. Regulators and lawmakers around the world have started proposing and adopting, or are currently considering, regulations and guidance specifically on the use of AI. Regulations related to AI Technologies have been introduced in the United States at the federal level and are also enacted and advancing at the state level. Additional regulations may impact our customers’ ability to develop, use and commercialize AI Technologies, which would impact demand for our platform, solutions, and services and may affect our business, operating results, financial condition, and future prospects.

AI and related industries, including cloud services, are under increasing scrutiny from regulators due to their concerns about market concentration, anti-competitive practices, and the pace of partnerships and acquisitions involving generative AI startups. As the industry continues to grow, transactions and business conduct will likely continue to draw scrutiny from regulators. Our customers may become subject to further AI regulations, including any restrictions on the total consumption of compute technology, which could cause a delay or impediment to the commercialization of AI technology and could lead to a decrease in demand for our customers’ AI infrastructure, and may adversely affect our business, operating results, financial condition, and future prospects.

WhiteFiber operates in a capital-intensive industry and is subject to capital market and interest rate risks.

WhiteFiber’s operations require significant capital investment to purchase and maintain the property and equipment required to provide specialized infrastructures to support generative AI work streams. In addition, WhiteFiber’s operations include a significant level of fixed and semi-fixed costs. Consequently, WhiteFiber will rely on capital markets, as sources of liquidity for capital requirements for growth. If WhiteFiber is unable to access capital at competitive rates, the ability to implement business plans, make capital expenditures or pursue acquisitions it would otherwise rely on for future, growth may be adversely affected. For example, without obtaining additional debt financing, WhiteFiber will not have sufficient funds to retrofit NC-1 into a HPC data center or achieve its estimated 76 MW (gross) of total HPC data center capacity by the end of the fourth quarter of 2026 and other growth strategies. Market disruptions may increase the cost of borrowing or adversely affect WhiteFiber’s ability to access one or more financial markets. Such market disruptions could include:

●	a significant economic downturn;

●	the financial distress of unrelated industry leaders in the same line of business;

●	deterioration in capital market conditions;

●	turmoil in the financial services industry;

●	volatility in GPU prices;

●	terrorist attacks;

●	war; or

●	cyberattacks.

If we raise additional equity financing, our shareholders may experience significant dilution of their ownership interests, and the per share value of our ordinary shares could decline. Furthermore, if we engage in debt financing, the holders of debt will have priority over the holders of our ordinary shares on order of payment preference. We may be required to accept terms that restrict or limit our ability to, among other things:

●	pay cash dividends to our shareholders, subject to certain limited exceptions;

●	redeem or repurchase our ordinary shares or other equity;

●	incur additional indebtedness;

●	permit liens on assets;

●	make certain investments (including through the acquisition of stock, shares, partnership or limited liability company interests, any loan, advance or capital contribution);

●	sell, lease, license, lend or otherwise convey an interest in a material portion of our assets; and

●	sell or otherwise issue ordinary shares or other share capital subject to certain limited exceptions.

These restrictions may limit our ability to obtain additional financing, withstand downturns in our business or take advantage of business opportunities.

If one of our customers were to obtain exclusive rights to open source technologies that we employ across our businesses, our ability to realize significant operating efficiencies could be jeopardized.

Our business model leverages our ability to share significant open source technological innovations across cloud services, our data centers and customers. If one of our customers were to obtain exclusive rights to what are now open source technologies we employ across our businesses, we could be limited in obtaining essential supplies at competitive costs and sharing research and development costs across our businesses. As a result, our ability to realize significant operating efficiencies by modifying our existing or new data centers utilizing these technologies and our ability to serve all our customers could be jeopardized, which could materially adversely affect our business, results of operations and future prospects.

We may be vulnerable to physical security breaches, which could disrupt our operations and have a material adverse effect on our business, financial condition and results of operations.

A party who is able to compromise the physical security measures protecting our facilities could cause interruptions or malfunctions in our operations and misappropriate our property or the property of our customers. As we provide assurances to our customers that we provide the highest level of security, such a compromise could be particularly harmful to our brand and reputation. We may be required to expend significant capital and resources to protect against such threats or to alleviate problems caused by breaches in security. As techniques used to breach security change frequently and are often not recognized until launched against a target, we may not be able to implement new security measures in a timely manner or, if and when implemented, we may not be certain whether these measures could be circumvented. Any breaches that may occur could expose us to increased risk of lawsuits, regulatory penalties, loss of existing or potential customers, harm to our reputation and increases in our security costs, which could have a material adverse effect on our business, financial condition and results of operations.

Supply chain disruptions may adversely affect WhiteFiber’s operations.

WhiteFiber is a provider of GPUs compute and purchases NVIDA H100 and H200 servers, as well as other servers, through OEMS, for example, Super Micro Computer Inc®, Dell, and Hewlett Packard Enterprise. Disruptions, shortages or delays in WhiteFiber’s ability to source GPUs and price increases from suppliers have and may continue to occur, which have and may continue to adversely affect WhiteFiber’s results of operations, financial condition, cash flows and harm customer relationships. Any material disruption at WhiteFiber’s facilities or those of its customers or suppliers or otherwise within its supply chain, whether as a result of downtime, work stoppages or facility damage could prevent WhiteFiber from meeting customer demands or expected timelines, require it to incur unplanned capital expenditures, or cause other material disruptions to its operations, any of which could have a material adverse effect on WhiteFiber’s operations, financial position and cash flows. Further, supply chain disruptions can occur from events out of WhiteFiber’s control, such as environmental incidents or other catastrophes.

We have an evolving business model which is subject to various uncertainties.

As cloud services and WhiteFiber data centers become more widely available, we expect the services and products associated with them to evolve. In order to stay current with the industry, our business model requires us to evolve as well. From time to time, we have modified and will continue to modify aspects of our business model relating to our strategy. We cannot offer any assurance that these or any other modifications will be successful or will not result in harm to our business. We may not be able to manage growth effectively, which could damage our reputation, limit our growth and negatively affect our operating results. Further, as the markets in which we operate continue to evolve, new market participants have emerged and may continue to emerge and this may require us to further evaluate our business model and products and services. We cannot provide any assurance that we will successfully identify all emerging trends and growth opportunities in this business sector, and we may lose out on those opportunities. Such circumstances could have a material adverse effect on our business, prospects or operations.

We do not have any business interruption or disruption insurance coverage.

Currently, we do not have any business liability or disruption insurance to cover our operations, other than director’s and officer’s liability insurance. We have determined that the costs of insuring for these risks and the difficulties associated with acquiring such insurance on commercially reasonable terms make it impractical for us to have such insurance. Any uninsured business disruptions may result in our incurring substantial costs and the diversion of resources, which could have an adverse effect on our results of operations and financial condition.

Supply chain disruptions may adversely affect WhiteFiber’s operations.

WhiteFiber is a provider of GPUs compute and purchases NVIDA H100 and H200 servers, as well as other servers, through OEMS, for example, Super Micro Computer Inc®, Dell, and Hewlett Packard Enterprise. Disruptions, shortages or delays in WhiteFiber’s ability to source GPUs and price increases from suppliers have and may continue to occur, which have and may continue to adversely affect WhiteFiber’s results of operations, financial condition, cash flows and harm customer relationships. Any material disruption at WhiteFiber’s facilities or those of its customers or suppliers or otherwise within its supply chain, whether as a result of downtime, work stoppages or facility damage could prevent WhiteFiber from meeting customer demands or expected timelines, require it to incur unplanned capital expenditures, or cause other material disruptions to its operations, any of which could have a material adverse effect on WhiteFiber’s operations, financial position and cash flows. Further, supply chain disruptions can occur from events out of WhiteFiber’s control, such as environmental incidents or other catastrophes.

Risks Related to the Geopolitical Uncertainty

Changes in tariffs or import restrictions could have a material adverse effect on our business, financial condition and results of operations.

The U.S. government has adopted new approaches to trade policy and in some cases, may renegotiate, or potentially terminate, certain existing bilateral or multi-lateral trade agreements. The U.S. government has also imposed tariffs on certain foreign goods and has raised the possibility of imposing significant, additional tariff increases or expanding the tariffs to capture other countries and types of foreign goods. Because WhiteFiber is developing data centers in Canada and the United States, the imposition of tariffs on imports between these countries or from other countries, such as a 50% tariff on copper imports announced in July 2025 by the U.S. government, could materially impact the cost, timeline, and feasibility of our projects. Tariffs imposed by the U.S. on imports from Mexico and Canada or from other countries, as well as reciprocal tariffs imposed by such countries on U.S. goods, could increase WhiteFiber’s costs for key construction materials, specialized equipment, and labor, potentially delaying deployments and reducing profitability.

Data center construction relies heavily on steel, aluminum, copper, electrical components and HVAC systems, some of which the Company is sourcing from Mexico and Canada. The tariffs the U.S. has imposed, or has considered imposing, on Canadian steel, aluminum and copper imports, are expected to increase the cost of WhiteFiber’s potential projects in the U.S. Similarly, if Canada imposes reciprocal tariffs on U.S. exports, WhiteFiber’s projects in Canada could see cost increases for imported power infrastructure, networking hardware, and construction equipment.

Additionally, several transformers, battery storage systems, and cooling systems used in our North American data centers are manufactured in or pass through Mexico. If the U.S. imposes new or additional tariffs on Mexican-manufactured electrical equipment, this could create supply chain bottlenecks and increase capital expenditures for both U.S. and Canadian facilities. Likewise, trade restrictions on Canadian-manufactured networking equipment or semiconductors would disrupt supply availability for our potential projects in the U.S.

Tariffs and trade tensions between the U.S., Mexico, and Canada could also indirectly impact the availability and cost of skilled labor. Many specialized contractors for data center construction, electrical work, and mechanical systems operate across borders. Increased trade friction could reduce labor mobility, increase wages, or limit access to essential expertise, slowing project execution.

Such higher costs for critical data center components, potential disruptions to equipment supply chains and labor and cross-border workforce challenges could have material adverse effects on our business, financial condition and results of operations.

Additionally, if tariffs increase the cost of building and operating data centers in the U.S. and Canada, our customers, hyperscalers and cloud providers, may shift expansion plans to more cost-effective regions, such as Europe or Asia. This could negatively impact short-term and long-term demand for WhiteFiber’s colocation and infrastructure services.

Finally, in response to tariffs, other countries have implemented retaliatory tariffs on U.S. goods. Political tensions as a result of trade policies could reduce trade volume, investment, technological exchange, and other economic activities between major international economies, resulting in a material adverse effect on global economic conditions and the stability of global financial markets, which could in turn have a material adverse impact on our business, financial condition and results of operations.

Uncertainty in the global economy and instability within international relations, including changes in governmental policies relating to technology, and any potential downturn in the semiconductor and electronics industries, may negatively impact our business.

There is inherent risk, based on the complex relationships between certain countries and within regions, that political, diplomatic or military events could result in trade disruptions and other disruptions in the markets and industries we serve and our supply chain. For example, the ongoing geopolitical and economic uncertainty between the U.S. and China, the unknown impact of current and future U.S. and Chinese trade regulations, and geopolitical risks between the U.S, Canada, where our data centers are located, between the U.S. and Mexico, where certain components are supplied, or between China and Taiwan where chips are manufactured, could, directly or indirectly, materially harm our business, financial condition and results of operations.

While overall semiconductor supply conditions have improved, we continue to monitor potential availability constraints for high-performance GPUs and related hardware, which may affect the timing of future deployments in our cloud services business.

Furthermore, political or economic conflicts between various global actors, and responsive measures that have been taken and could be taken in the future, have created and can further create significant global economic uncertainty that could prolong or expand such conflicts, which could have a lasting impact on regional and global economies and harm our business and operating results.

WhiteFiber has no history of operating as an independent, public company, and its historical financial information is not necessarily representative of the results that it would have achieved as a separate, publicly traded company and may not be a reliable indicator of its future results.

The historical information of WhiteFiber in its public filings refers to its businesses as operated by and integrated with Bit Digital, Inc. (“Bit Digital”) prior to WhiteFiber’s October 2024 acquisition of Enovum. The historical financial information of WhiteFiber included in such filings are derived from the combined financial statements and accounting records of Bit Digital and WhiteFiber AI, Inc. and its combined subsidiaries. Accordingly, the historical financial information included such filings do not necessarily reflect the financial condition, results of operations and cash flows that WhiteFiber would have achieved as a separate, publicly traded company during the periods presented nor those that WhiteFiber will achieve in the future, primarily as a result of the factors described below:

●	Prior to its initial public offering, WhiteFiber’s business had been operated by Bit Digital as part of its broader corporate organization, rather than as an independent company, and Bit Digital or one of its affiliates performed certain corporate functions for WhiteFiber. WhiteFiber’s historical financial results reflect allocations of corporate expenses from Bit Digital for such functions and are likely to be less than the expenses WhiteFiber would have incurred had it operated as a separate publicly traded company.

●	Historically, WhiteFiber shared economies of scope and scale in costs, employees and vendor relationships. Although WhiteFiber has entered into a transition services agreement (the “Transition Services Agreement”) with Bit Digital, these arrangements may not retain or fully capture the benefits that WhiteFiber has enjoyed as a result of being integrated with Bit Digital and may result in it paying higher charges than in the past for these services. This could have a material adverse effect on WhiteFiber’s business, financial position, results of operations and cash flows following the completion of the distribution.

●	Generally, WhiteFiber’s working capital requirements and capital for its general corporate purposes, including acquisitions and capital expenditures, have in the past been satisfied as part of the corporatewide cash management policies of Bit Digital. Following the completion of its initial public offering, WhiteFiber’s results of operations and cash flows are likely to be more volatile, and it may need to obtain additional financing from banks, through public offerings or private placements of debt or equity securities, or a combination of both, strategic relationships or other arrangements, which may or may not be available and may be more costly.

●	WhiteFiber’s historical financial information does not reflect any debt that it may incur in the future.

●	As a public company, WhiteFiber is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Sarbanes-Oxley Act and the Dodd-Frank Act and is required to prepare its financial statements according to the rules and regulations required by the SEC. Complying with these requirements could result in significant costs and require WhiteFiber to divert substantial resources, including management time, from other activities.

Other significant changes may occur in WhiteFiber’s cost structure, management, financing and business operations as a result of operating as a company separate from Bit Digital.

WhiteFiber or Bit Digital may fail to perform under the Transition Services Agreement or WhiteFiber may fail to have necessary systems and services in place when the transition services agreement expires.

On July 30, 2025, prior to the consummation of its initial public offering, WhiteFiber and Bit Digital entered into the Transition Services Agreement pursuant to which Bit Digital will provide certain services to WhiteFiber, on a transitional basis. The Transition Services Agreement provides for the performance of certain services by Bit Digital for the benefit of WhiteFiber, or in some cases certain services provided by WhiteFiber for the benefit of Bit Digital, for a limited period of time after its initial public offering. WhiteFiber will rely on Bit Digital to satisfy its obligations under this agreement. If Bit Digital is unable to satisfy its obligations under this agreement, WhiteFiber could incur operational difficulties or losses. If WhiteFiber does not have agreements with other providers of these services once certain transaction agreements expire or terminate, WhiteFiber may not be able to operate its business effectively, which may have a material adverse effect on its financial position, results of operations and cash flows.

WhiteFiber’s inability to resolve favorably any disputes that arise between WhiteFiber and Bit Digital with respect to their past and ongoing relationships including potential conflicts of interests among management may adversely affect WhiteFiber’s operating results.

Certain key management and directors of both Bit Digital and WhiteFiber hold the same or similar positions in both companies. Those positions and their ownership of Bit Digital securities could create, or appear to create, potential conflicts of interest when WhiteFiber’s management and directors and Bit Digital’s management and directors face decisions that could have different implications for Bit Digital and WhiteFiber. Disputes may arise between WhiteFiber and Bit Digital in a number of areas relating to the various transaction agreements, including:

●	labor, tax, employee benefit, indemnification and other matters arising from WhiteFiber’s separation from Bit Digital;

●	employee retention and recruiting;

●	business combinations involving WhiteFiber; and

●	the nature, quality and pricing of services that WhiteFiber and Bit Digital have agreed to provide each other.

WhiteFiber may not be able to resolve potential conflicts, and even if it does, the resolution may be less favorable than if it were dealing with an unaffiliated party.

The agreements WhiteFiber enters into with Bit Digital may be amended upon agreement between the parties. While WhiteFiber is controlled by Bit Digital, it may not have the leverage to negotiate amendments to these agreements if required on terms as favorable to it as those it would negotiate with an unaffiliated third party.

As an independent, publicly traded company, WhiteFiber may not enjoy the same benefits that its subsidiaries did as subsidiaries of Bit Digital.

Historically, WhiteFiber’s business has been operated through subsidiaries of Bit Digital, and Bit Digital performed substantially all the corporate functions for their operations, including managing financial and human resources systems, internal auditing, investor relations, treasury services, financial reporting, finance and tax administration, benefits administration, legal, and regulatory functions.

Bit Digital provides support to WhiteFiber with respect to certain of these functions on a transitional basis. WhiteFiber will then need to replicate certain facilities, systems, infrastructure and personnel to which it will no longer have access after the distribution and will likely incur capital and other costs associated with developing and implementing its own support functions in these areas. Such costs could be material.

As an independent, publicly traded company, WhiteFiber may be more susceptible to market fluctuations and other adverse events than it would have been, were it still a part of Bit Digital. As part of Bit Digital, WhiteFiber has been able to enjoy certain benefits from Bit Digital’s operating diversity and available capital for investments.

As an independent, publicly traded company, WhiteFiber does not have similar operating diversity and may not have similar access to capital markets, which could have a material adverse effect on its financial position, results of operations and cash flows.

WhiteFiber could experience temporary interruptions in business operations and incur additional costs as it further develops information technology infrastructure and transitions its data to its stand-alone systems.

WhiteFiber is in the process of preparing information technology infrastructure and systems to support its critical business functions, including accounting and reporting, in order to replace many of the systems and functions Bit Digital has provided. WhiteFiber may experience temporary interruptions in business operations if it cannot transition effectively to its own stand-alone systems and functions, which could disrupt its business operations and have a material adverse effect on profitability. In addition, WhiteFiber’s costs for the operation of these systems may be higher than the amounts reflected in the combined financial statements.

Risks Involving Intellectual Property

We use certain open source technology in our business. We may face claims from third parties claiming ownership of, or demanding the release of, the technology and any other intellectual property that we developed using or derived from such open-source technology.

We utilize a combination of open-source and licensed third-party technologies in the development and operation of our cloud services. While open-source technologies enable rapid development and cost efficiencies, they also pose potential risks, such as security vulnerabilities, lack of long-term support, and legal risks related to licensing terms. Similarly, reliance on licensed third-party technologies may expose us to risks associated with changes in licensing terms, costs, or discontinuation of the licensed products.

We intend to continue to use open-source technology in the future. There is a risk that open-source technology licenses could be construed in a manner that imposes unanticipated conditions or restrictions on our ability to offer our products. By the terms of certain open source licenses, if we combine our proprietary software with open source software in a certain manner, we could be required to release the source code of our proprietary software and make our proprietary software available under open source licenses. Open source licensors may also decide to change the conditions on which they make their open-source technology available for our use. Additionally, we may face claims from third parties claiming ownership of, or demanding the public release or free license of, the technology and any other intellectual property that it developed using or derived from such open source technology. The terms of many open source licenses have not been interpreted by United States courts. There is a risk that these licenses could be construed in a way that could impose unanticipated conditions or restrictions on our ability to commercialize our services. These claims could result in litigation and could require that we make our technology freely available, purchase a costly license or cease offering the implicated products or services unless and until we can re-engineer them to avoid infringement. This re-engineering process could require significant technology and product development resources, and we may not be able to complete the process successfully. Failure to adequately manage these risks could result in operational disruptions, legal liabilities, and adverse impacts on our business, results of operations, and financial condition.

We rely upon licenses of third-party intellectual property rights and may be unable to protect our software code.

We actively use specific hardware and software for our cloud services and colocation data center operations. In certain cases, source code and other software assets may be subject to an open source license, as much technology development underway in this sector is open source. For these works, the Company intends to adhere to the terms of any license agreements that may be in place.

We do not currently own, and do not have any current plans to seek, any patents in connection with our existing and planned operations. We rely upon trade secrets, trademarks, service marks, trade names, copyrights and other intellectual property rights and expect to license the use of intellectual property rights owned and controlled by others. In addition, we have developed and may further develop certain software applications for purposes of our operations. Our open source licenses may not afford us the protection we need to protect our intellectual property.

Our internal systems rely on software that is highly technical, and, if it contains undetected errors, our business could be adversely affected.

Our internal systems rely on software that is highly technical and complex. In addition, our internal systems depend on the ability of such software to store, retrieve, process and manage immense amounts of data. The software on which we rely has contained, and may now or in the future contain, undetected errors or bugs. Some errors may only be discovered after the code has been released for external or internal use. Any errors, bugs or defects discovered in the software on which we rely could result in harm to our reputation, or liability for damages, any of which could adversely affect our business, results of operations and financial conditions.

We do not have any patents protecting our intellectual property and may not be able to prevent others from unauthorized use of our intellectual property, which could harm our business and competitive position.

We regard trademarks, domain names, know-how, proprietary technologies and similar intellectual property as critical to our success, and we rely on a combination of intellectual property laws and contractual arrangements, including confidentiality and non-compete agreements with our directors, officers and executive employees, to protect our proprietary rights. However, we do not have any non-compete agreements with our non-executive employees, nor do we have any patents protecting our intellectual property. Thus, we cannot assure you that any of our intellectual property rights would not be challenged, invalidated, circumvented or misappropriated, or such intellectual property will be sufficient to provide us with competitive advantages. In addition, because of the rapid pace of technological change in our industry, parts of our business rely on technologies developed or licensed by third parties, and we may not be able to obtain or continue to obtain licenses and technologies from these third parties on reasonable terms, or at all.

Preventing any unauthorized use of our intellectual property is difficult and costly and the steps we take may be inadequate to prevent the misappropriation of our intellectual property. In the event that we resort to litigation to enforce our intellectual property rights, such litigation could result in substantial costs and a diversion of our managerial and financial resources. We can provide no assurance that we will prevail in such litigation. In addition, our trade secrets may be leaked or otherwise become available to, or be independently discovered by, our competitors. To the extent that our employees or consultants use intellectual property owned by others in their work for us, disputes may arise as to the rights in related know-how and inventions. Any failure in protecting or enforcing our intellectual property rights could have a material adverse effect on our business, financial condition and results of operations.

We may be subject to intellectual property infringement claims, which may be expensive to defend and may disrupt our business and operations.

We cannot be certain that our operations or any aspects of our business do not or will not infringe upon or otherwise violate trademarks, patents, copyrights, know-how or other intellectual property rights held by third parties. We may be, from time to time in the future, subject to legal proceedings and claims relating to the intellectual property rights of others. In addition, there may be third-party trademarks, patents, copyrights, know-how or other intellectual property rights that are infringed by our products, services or other aspects of our business without our awareness. Holders of such intellectual property rights may seek to enforce such intellectual property rights against us in China, the United States or other jurisdictions. If any third-party infringement claims are brought against us, we may be forced to divert management’s time and other resources from our business and operations to defend against these claims, regardless of their merits. If we were found to have violated the intellectual property rights of others, we may be subject to liability for our infringement activities or may be prohibited from using such intellectual property, and we may incur licensing fees or be forced to develop alternatives of our own. Moreover, the intellectual property ownership and license rights, including copyright, surrounding AI technologies has not been fully addressed by courts or laws or regulations, and the use or adoption of AI technologies into our offerings may result in exposure to claims of copyright infringement or other intellectual property misappropriation. As a result, our business and results of operations may be materially and adversely affected.